UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): August 3, 2001

                                    001-13836
                            (Commission file number)

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                             TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)


             Bermuda                                 Not Applicable
 (Jurisdiction of Incorporation)         (I.R.S. Employer Identification Number)

 The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke, HM 08, Bermuda
            (Address of registrant's principal executive offices)

                                 441-292-8674
             (Registrant's telephone number, including area code)


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Item 5.     Other Events

            On August 3, 2001, Tyco International Ltd. announced that a subsidiary of Tyco had entered into a definitive agreement with Sensormatic Electronics Corporation pursuant to which a Tyco subsidiary will acquire Sensormatic in a tax free stock-for-stock transaction. In the transaction, Sensormatic stockholders will receive Tyco common shares valued at $24.00 for each of the approximately 79.4 million shares of Sensormatic common stock outstanding. The transaction will be effected through an exchange offer for the Sensormatic common stock followed by a merger. For purposes of the transaction, the value of a Tyco common share will be determined by taking the average of the daily volume-weighted averages of the per share selling price of Tyco common shares on the New York Stock Exchange over the five trading days ending on the fourth trading day preceding the initial expiration date of the exchange offer. If the average share price referred to in the preceding sentence is less than $46.25, Tyco may terminate the transaction unless Sensormatic agrees to a fixed exchange ratio in the offer and the merger of 0.5189.

            Sensormatic's 6 1/2% convertible preferred stock, which is convertible into approximately 8.8 million shares of Sensormatic common stock, will be called for redemption in the transaction in accordance with its terms. The holders of the preferred stock may elect to convert their shares into Sensormatic common stock prior to the redemption date in order to participate in the transaction.

            Sensormatic is a global leader in electronic security, which develops, manufactures, markets, distributes and services security products for article protection, video surveillance, access control and asset tracking. For its fiscal year ended June 30, 2001, Sensormatic reported revenues of $1.103 billion. Following completion of the transaction, Sensormatic will be integrated within Tyco's Fire and Security Services segment.

            The transaction is contingent upon the tender of a majority of the shares of Sensormatic common stock, other customary offer conditions and customary regulatory review.

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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Tyco International Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              TYCO INTERNATIONAL LTD.


                              By:   /s/ Mark H. Swartz
                                    ------------------------------------
                                    Mark H. Swartz
                                    Executive Vice President & Chief
                                    Financial Officer (Principal Accounting
                                    and Financial Officer)


Date: August 3, 2001


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